Exhibit 10.99

First Amendment
to the
DTE Energy Company Long-Term Incentive Plan
as Amended and Restated Effective May 1, 2014

Recitals

A.    On May 1, 2014, the shareholders of DTE Energy Company (the “Company”) approved the DTE Energy Company Long-Term Incentive Plan as Amended and Restated Effective May 1, 2014 (the “LTIP”), to enable the Company to attract and retain executives and management personnel.

B.    Article 14.01 of the LTIP authorizes the Company’s Board of Directors (the “Board”) to amend the LTIP when the amendment is non-material and does not require shareholder approval.

C.    By a resolution properly adopted on February 4, 2016, the Board amends the LTIP to impose additional requirements for vesting and payment of Awards following a Change in Control under specified circumstances.

Plan Amendment

Effective immediately, the DTE Energy Company Long-Term Incentive Plan as Amended and Restated Effective May 1, 2014 is amended as follows:

1.    Article 12.01 is amended to read as follows:

12.01    Effect on Awards

(a)    Subject to Section 13.09, the following provisions govern the treatment of an outstanding award under this Plan upon a Change in Control if the award is not continued under Section 12.02(a) and is not substituted under Section 12.02(b):

(i)    Options
Each outstanding Option is fully exercisable (in whole or in part at the discretion of the holder) on and after a Control Change Date.

(ii)    Stock Awards
Each outstanding Stock Award is transferable and non-forfeitable on and after a Control Change Date without regard to whether any Performance Objectives or other conditions to which the award is subject have been met.

(iii)    Performance Shares
Each outstanding Performance Share award is earned as of a Control Change Date and will be settled as soon thereafter as practicable.

(iv)    Performance Units
All outstanding Performance Units are earned as of a Control Change Date and will be settled as soon thereafter as possible.

(b)    Subject to Section 13.09, the following provisions govern the treatment of an outstanding award under this Plan upon a Change in Control if the award is continued under Section 12.02(a) or substituted under Section 12.02(b):

(i)    Options
Each outstanding Option is fully exercisable (in whole or in part at the discretion of the holder) on and after the earlier of:

(A)    The date specified in the Award Agreement; or

(B)    The Participant’s Change in Control Termination.

(ii)    Stock Awards
Each outstanding Stock Award is transferable and non-forfeitable on and after the earlier of:

(A)    The date specified in the Award Agreement; or

(B)    The Participant’s Change in Control Termination without regard to whether any Performance Objectives or other conditions to which the award is subject have been met.

(iii)    Performance Shares
Each outstanding Performance Share award is earned as of the earlier of:

(A)    The date specified in the Award Agreement; or

(B)    The Participant’s Change in Control Termination, and will be settled as soon thereafter as practicable.

(iv)    Performance Units
Each outstanding Performance Unit Award is earned as of the earlier of:

(A)    The date specified in the Award Agreement; or

(B)    The Participant’s Change in Control Termination, and will be settled as soon thereafter as practicable.

(c)    Definitions
For purposes of this Article XII:

(i)    Change in Control Termination. A Participant has a Change in Control Termination if:

(A)    The Participant’s employment is terminated by the Company or a Subsidiary during the Severance Period other than:

(I)     because of the Participant’s death;

(II)    because the Participant became permanently disabled within the meaning of, and began receiving disability benefits under, the Company or Subsidiary sponsored long-term disability plan in effect for, or applicable to, the Participant immediately prior to the Change in Control;

(III)    under any mandatory retirement policy of the Company or a Subsidiary; or

(IV)    for Cause;

or

(B)    The Participant terminates his or her employment during the Severance Period for Good Reason, regardless of whether any other reason, other than Cause, for the Participant’s termination exists or has occurred, including other employment.

(ii)    Severance Period. A Severance Period resulting from a Change in Control is the period beginning on the date the Change in Control occurs and ending on the earliest of:

(A)	The second anniversary of the Change in Control;

(B)	The Participant’s 65th birthday, if the Participant is subject to the DTE Energy Mandatory Retirement Policy; or

(C)	The Participant’s death.

(iii)    Good Reason. A Participant terminates employment for Good Reason if the Participant terminates his or her employment during the Severance Period following the occurrence of any of the following events during the Severance Period:

(A)    Failure to elect or reelect to the office, or otherwise maintain the Participant in a position within the same or higher Executive Grouping Level (as in existence prior to the Change in Control) with the Company and/or a Subsidiary, as applicable, which the Participant held immediately prior to the Change in Control, or the removal of the Participant as Chairman of the Company (or any successor to the Company) if the Participant was Chairman of the Company immediately prior to the Change in Control;

(B)    A significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company and its Subsidiaries as compared to other executives in the same Executive Grouping Level within the Company or the Subsidiary which the Participant held immediately prior to the Change in Control;

(C)    A reduction in the Participant’s Base Pay or the opportunity to earn Incentive Pay from the Company, its Subsidiaries or the failure to pay the Participant Base Pay or Incentive Pay earned when due;

(D)    The termination or denial of the Participant’s rights to Employee Benefits or a material reduction in the aggregate scope or value of Employee Benefits (unless, in the case of Welfare Benefits or Pension Benefits the termination, denial or reduction applies to all similarly situated employees of the Company and its Subsidiaries), any of which is not remedied by the Company within 10 calendar days after the Company receives written notice from the Participant of the change, reduction or termination;

(E)    Without the Participant’s prior written consent, the Company:

(I)    Requires the Participant to change the Participant’s principal location of work to any location that is in excess of 300 miles from the location immediately prior to the Change in Control; or

(II)    Requires the Participant to travel away from the Participant’s office in the course of discharging the Participant’s responsibilities or duties at least 40% more (in terms of aggregate days in any calendar year or in any calendar quarter when annualized for purposes of comparison to any prior year) than the average number of travel days per calendar year that was required of the Participant in the three full calendar years immediately prior to the Change in Control;

(iv)    Cause. The Participant’s employment will be considered terminated for Cause if prior to termination of the Participant’s employment, the Board reasonably determines, based on a preponderance of the evidence reasonably available to the Board as of the date the Board adopts the resolution described below, that the Participant committed or engaged in:

(A)    an intentional act of fraud, embezzlement or theft at a level that constitutes a felony in connection with the Participant’s duties or in the course of the Participant’s employment with the Company or a Subsidiary, whether or not the Participant is convicted or pleads guilty or nolo contender (no contest) to any related criminal charges;

(B)    Intentional wrongful damage to property of the Company or a Subsidiary;

(C)    Intentional wrongful disclosure of secret processes or confidential information of the Company or a Subsidiary;

(D)    Intentional wrongful engagement in any Competitive Activity;

(E)     Willful and continued failure by the Participant to substantially perform the Participant’s duties with the Company that is not cured within 30 days after the Board delivers to the Participant a written demand for substantial performance specifically identifying the Participant’s failure to perform; or

(F)    Other intentional activity, including but not limited to a breach of the Participant’s fiduciary duties with respect to the Company, a Subsidiary, or any welfare plan or pension plan sponsored by the Company or a Subsidiary;

which, in the reasonable judgment of the Board and based on a preponderance of the evidence available to the Board is significantly detrimental to the reputation, goodwill or business of the Company or significantly disrupts the workplace environment or operation of the Company’s business or administrative activities.

For purposes of this Article XII, no act or failure to act on the part of a Participant will be deemed “intentional” if it was due primarily to an error in the Participant’s judgment or the Participant’s negligence. An act will be deemed “intentional” only if done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company.

For purposes of this Article XII, the Participant has not been terminated for Cause unless and until:

(G)    A meeting of the Board is called and held for the purpose of determining if the Participant is to be terminated for Cause; and

(H)    The Participant is given reasonable notice of the meeting and an opportunity to be heard before the Board, with Participant’s counsel if the Participant so chooses; and

(I)    At that meeting the Board finds, in the good faith opinion of the Board, that the Participant has committed an act entitling the Board to terminate the Participant’s employment for Cause; and

(J)    The Participant has been provided a copy of the resolution duly adopted at that meeting by the affirmative vote of not less than three-quarters of the Board then in office and specifying in detail the particulars of the Board’s finding.

The Participant and the Participant’s beneficiaries retain the right to contest the validity or propriety of the Board’s determination that the Participant’s employment was terminated for Cause.

(v)    Competitive Activity. Competitive Activity is a Participant’s direct employment, without the written consent of the Board (or any Committee of the Board to which the Board delegates its authority in writing), in any business or enterprise (including the Participant’s own business or enterprise) if:

(A)    The business or enterprise engages in substantial and direct competition with the Company or any of its Subsidiaries in any state in which the Company or Subsidiary was engaged in business or actively negotiating to enter business as of the Participant’s Change in Control Termination; and

(B)    The business’s or enterprise’s sales of any product or service competitive with any product or service of the Company or any of its Subsidiaries amounted to 10% of the business’s or enterprise’s net sales for its most recently completed fiscal year; and

(C)    the Company’s or Subsidiary’s net sales of the competitive product or service amounted to 10% of the Company’s or Subsidiary’s net sales for its most recently completed fiscal year; and

(D)    The Board determines the Participant’s employment in the business or enterprise is detrimental to the Company or any of its Subsidiaries.

“Competitive Activity” does not include the mere ownership of not more than 10% of the total combined voting power or aggregate value of all classes of stock or other securities in the enterprise and the Participant’s exercise of rights resulting from ownership of the stock.

The Board (or its delegate) has sole discretion and authority to determine if a Participant is engaging in Competitive Activity for purposes of this Article XII. It is the Participant’s responsibility to provide information sufficient for the Board (or its delegate) to make these determinations.

(vi)    Incentive Pay. Incentive Pay is the aggregate annual payments of cash or equity compensation (determined without regard to any deferral election) and annual vesting of equity compensation, in addition to Base Pay, under any bonus, incentive, profit-sharing, performance, discretionary pay or similar agreement, policy, plan, program or arrangement (whether or not funded) of the Company or a Subsidiary, or any successor, providing economic value on an aggregate basis at least as favorable to the Participant, in terms of the amount of benefits, levels of coverage and performance measures and levels of required performance, as the benefits payable prior to the Change in Control.

(vii)    Base Pay. Base Pay is the Participant’s annual base salary (prior to any pre-tax deferrals made under any employee benefit plans of the Company) in effect immediately prior to the Change in Control or immediately prior to the Participant’s Change in Control Termination, if higher.

2.    Article 12.02 is amended to read as follows:

12.02    Conversion of Outstanding Awards

(a)    Continuation of Plan
If the Change in Control is described in Section 2.06(a) or (b) and the Surviving Entity or Acquiring Entity is a corporation with common stock publicly traded on an established U.S. stock exchange, the Board may enter into an agreement with the Surviving Entity or Acquiring Entity for the Surviving Entity or Acquiring Entity to adopt and maintain the Plan and to adopt and maintain all outstanding Award Agreements under the existing terms of the Agreement. Equitable adjustments will be made to all outstanding Award Agreements to reflect the Fair Market Value of the Common Stock as of the day before the Control Change Date and to substitute Common Stock subject to Agreements with comparable common stock of the Surviving Entity or Acquiring Entity.

(b)    Substitution of Plan
If the Change in Control is described in Section 2.06(a) or (b) and the Surviving Entity or Acquiring Entity is a corporation with common stock publicly traded on an established U.S. stock exchange, the Board may enter into an agreement with the Surviving Entity or Acquiring Entity for the Surviving Entity or Acquiring Entity to adopt a comparable equity compensation plan and grant new Awards under that plan in substitution for outstanding Awards under this Plan. The fair market value of the common stock of the Surviving Entity or Acquiring Entity subject to the substituted Awards will not be less than the Fair Market Value of the Common Stock subject to outstanding Awards under this Plan as of the day before the Control Change Date.

3.    Article 12.03 is amended to read as follows:

12.03    Settlement of Awards

(a)    Options

(i)    If outstanding Options under this Plan are not continued under Section 12.02(a) and are not substituted under Section 12.02(b) and the Options become exercisable under Section 12.01(a)(i), each Participant with an outstanding Option will be paid, for each share of Common Stock for which the Participant holds an outstanding Option, the excess, if any, of the Fair Market Value of the Common Stock as of the day before the Control Change Date over the exercise price of the Option.

(ii)    If outstanding Options under this Plan are continued under Section 12.02(a) or substituted under Section 12.02(b), and the Options become exercisable under Section 12.01(b)(i)(B), the Participant will be paid, for each share of substituted common stock for which the Participant holds an outstanding Option, the excess, if any, of the Fair Market Value of the substituted common stock as of the day before the Participant’s Change in Control Termination over the exercise price of the Option.

(b)    Stock Awards

(i)    If outstanding Stock Awards under this Plan are not continued under Section 12.02(a) and are not substituted under Section 12.02(b) and the Stock Awards become transferable and non-forfeitable under Section 12.01(a)(ii), each Participant with a Stock Award will be paid, for each share of Common Stock subject to an outstanding Stock Award, the Fair Market Value of the Common Stock as of the day before the Control Change Date.

(ii)    If outstanding Stock Awards under this Plan are continued under Section 12.02(a) or substituted under Section 12.02(b), and the Stock Awards become transferable and non-forfeitable under Section 12.01(b)(ii)(B), the Participant will be paid, for each share of substituted common stock subject to an outstanding Stock Award, the Fair Market Value of the substituted common stock as of the day before the Participant’s Change in Control Termination.

(c)    Performance Shares

(i)    If outstanding Performance Share Awards under this Plan are not continued under Section 12.02(a) and are not substituted under Section 12.02(b) and the Performance Share Awards become earned under Section 12.01(a)(iii), an award is based only on criteria other than Performance Objectives (such as continued service) is earned in full. The amount of a Performance Share Award based on Performance Objectives earned is the greater of the amount that would have been payable on attainment of:

(A)    target levels of performance; or

(B)    actual levels of performance,

using performance through the Control Change Date for purposes of determining actual levels of performance. Performance Shares will be settled in cash based on the Fair Market Value of the Common Stock as of the day before the Control Change Date.

(ii)    If outstanding Performance Share Awards under this Plan are continued under Section 12.02(a) or substituted under Section 12.02(b) and the Performance Share Awards become earned under Section 12.01(b)(iii)(B), an award is based only on criteria other than Performance Objectives (such as continued service) is earned in full. The amount of a Performance Share Award based on Performance Objectives earned is the greater of the amount that would have been payable on attainment of:

(A)    target levels of performance; or

(B)    actual levels of performance,

using performance through the date of the Participant’s Change in Control Termination for purposes of determining actual levels of performance. Performance Shares will be settled in cash based on the Fair Market Value of the substituted common stock as of the day before the Participant’s Change in Control Termination.

(d)    Performance Units

(i)    If outstanding Performance Unit Awards under this Plan are not continued under Section 12.02(a) and are not substituted under Section 12.02(b) and the Performance Unit Awards become earned under Section 12.01(a)(iv), the amount earned with respect to each award of Performance Units is the greater of the amount that would have been payable on attainment of:

(A)    target levels of performance; or

(B)    actual levels of performance,

using performance through the Control Change Date for purposes of determining actual levels of performance. Performance Units will be settled in cash based on the Fair Market Value of the Common Stock as of the day before the Control Change Date.

(ii)    If outstanding Performance Unit Awards under this Plan are continued under Section 12.02(a) or substituted under Section 12.02(b) and the Performance Unit Awards become earned under Section 12.01(b)(iv)(B), the amount earned with respect to each award of Performance Units is the greater of the amount that would have been payable on attainment of:

(A)    target levels of performance; or

(B)    actual levels of performance,

using performance through the date of the Participant’s Change in Control Termination for purposes of determining actual levels of performance. Performance Units will be settled in cash based on the Fair Market Value of the substituted common stock as of the day before the Participant’s Change in Control Termination.

DTE Energy Company has caused this First Amendment to be executed on the 4th day of February, 2016.

DTE Energy Company

/S/ Larry E. Steward
____________________________________
Larry E. Steward
Senior Vice President, Human Resources

First Amendment to DTE Energy Company Long-Term Incentive Plan Restated Effective May 1, 2014 - Page 1 of 1